EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Emerald Data Inc.

We hereby consent to the incorporation by reference to the Registration Statement on Form S-1 of Emerald Data Inc. of our report on the financial statements of Emerald Data Inc. for the year ended Aug 31, 2015 & for the period Aug 15, 2014 (inception) through Aug 31, 2014. We also consent to the reference to our Firm under the caption "Experts" in such S-1.

 /s/AJSH & Co.

AJSH & Co.

New Delhi, India

Nov 21, 2015